UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 26, 2015 (March 26, 2015)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Secured Revolving Credit Facility

On March 26, 2015, Dean Foods Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company; the Lenders from time to time party thereto; Bank of America, N.A., as administrative agent; JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., CoBank, ACB, Suntrust Robinson Humphrey, Inc., Coöperatieve Centrale Raiffeisen – Boerenleenbank, B.A. “Rabobank Nederland,” New York Branch, Credit Agricole Corporate & Investment Bank, and PNC Bank, National Association, as joint lead arrangers.

Subject to the terms and conditions set forth in the Credit Agreement, the Lenders have provided the Company with a five-year revolving credit facility in the amount of up to $450 million (the “Credit Facility”). Under the Credit Agreement, the Company also has the right to request an increase of the aggregate commitments under the Credit Facility by up to $200 million without the consent of any Lenders not participating in such increase, subject to specified conditions.

Credit Facility. The proceeds of the Credit Facility may be used for general corporate purposes of the Company and its subsidiaries. The Credit Facility is available for the issuance of up to $75 million of letters of credit and up to $100 million of swing line loans. The Credit Facility will terminate on March 26, 2020.

Interest. Loans outstanding under the Credit Facility will bear interest, at the Company’s option, at either (i) the LIBO Rate (as defined in the Credit Agreement) plus a margin of between 2.25% and 2.75% (which is initially 2.50%) based on the Total Net Leverage Ratio (as defined in the Credit Agreement), or (ii) the Alternate Base Rate (as defined in the Credit Agreement) plus a margin of between 1.25% and 1.75% (which is initially 1.5%) based on the Total Net Leverage Ratio.

Prepayments. The Company may make optional prepayments of the loans, in whole or in part, without premium or penalty (other than applicable breakage costs). Subject to certain exceptions and conditions described in the Credit Agreement, the Company will be obligated to prepay the Credit Facility, but without a corresponding commitment reduction, with the net cash proceeds of certain asset sales and with casualty and insurance proceeds.

Guarantors. The Credit Facility is guaranteed by the Company’s existing and future domestic material restricted subsidiaries (as defined in the Credit Agreement), which are substantially all of the Company’s wholly-owned U.S. subsidiaries other than its receivables securitization subsidiaries (the “Guarantors”).

Collateral. The Credit Facility is secured by a first priority perfected security interest in substantially all of the assets of the Company and the Guarantors, whether consisting of personal, tangible or intangible property, including a pledge of, and a perfected security interest in, (i) all of the shares of capital stock of the Guarantors and (ii) 65% of the shares of the capital stock of the Company’s or any Guarantor’s first-tier foreign subsidiaries which are material restricted subsidiaries, in each case subject to certain exceptions as set forth in the Credit Agreement. The collateral does not include, among other things, (a) any real property with an individual net book value below $10 million, (b) the capital stock and any assets of any unrestricted subsidiary, (c) any capital stock of any direct or indirect subsidiary of Dean Holding Company which owns any real property, or (d) receivables sold pursuant to the receivables securitization facility.

Representations and Warranties; Covenants; Events of Default. The Credit Agreement contains customary representations, warranties and covenants, including, but not limited to specified restrictions on indebtedness, liens, guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, investments, loans and advances, transactions with affiliates and sale and leaseback transactions. The Credit Agreement also contains customary events of default and related cure provisions. The Company is required to comply with (a) a maximum senior secured net leverage ratio of 2.50 to 1.00 (which, for purposes of calculating indebtedness, excludes borrowings under our receivables securitization facility); and (b) a minimum consolidated interest coverage ratio of 2.25 to 1.00.

This description of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Certain of the lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking, financial advisory, investment banking and other services for the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Amendment to Receivables Purchase Agreement

On March 26, 2015, the Company and certain of its subsidiaries that are party to its receivables securitization facility entered into an amendment and restatement of the facility. The amended facility, the Seventh Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), is by and among (1) Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as sellers, each of which is a subsidiary of the Company; (2) the financial institutions that are party to the Receivables Purchase Agreement; (3) the companies that are party to the Receivables Purchase Agreement; (4) Coöperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International”, New York Branch, as agent; (5) PNC Bank, National Association, as LC Bank; (6) the Company, as provider of certain performance undertakings on behalf of its subsidiaries; and (7) each of the Company’s subsidiaries that is a party to the Receivables Purchase Agreement, as servicers.

As part of the amendment to the receivables facility, the following terms were modified:

•	extension of the liquidity termination date from June 12, 2017 to March 26, 2018;

•	replacement of the consolidated net leverage ratio with a senior secured net leverage ratio and modification of the minimum consolidated net leverage ratio, in each case to be consistent with the amended financial covenants under the Credit Agreement described above; and

•	modification of certain pricing terms such that advances outstanding under the receivables-backed facility will bear interest between 0.45% and 0.55% (which is initially .45%), and the Company will pay a facility fee between 0.55% and 0.65% (which is initially .55%), in each case based on the Company’s total net leverage ratio.

The description of the receivables securitization facility is qualified in its entirety by reference to the text of the Receivables Purchase Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

On March 26, 2015, the Company terminated the Credit Agreement, dated as of July 2, 2013, as amended, among the Company; the Lenders from time to time party thereto; JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent; and CoBank, ACB, Credit Agricole Corporate & Investment Bank, Coöperatieve Centrale Raiffeisen – Boerenleenbank, B.A. “Rabobank Nederland,” New York Branch, Suntrust Bank and Wells Fargo Bank, National Association, as co-documentation agents (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 8, 2013) (the “Existing Agreement), replacing it with the new Credit Agreement described above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of March 26, 2015 among Dean Foods Company; Bank of America, N.A., as Administrative Agent; JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as Syndication Agents; CoBank, ACB, Suntrust Robinson Humphrey, Inc., Coöperatieve Centrale Raiffeisen – Boerenleenbank, B.A. “Rabobank Nederland,” New York Branch, Credit Agricole Corporate & Investment Bank, and PNC Bank, National Association, as Co-Documentation Agents; and certain other lenders that are parties thereto.

10.2	Seventh Amended and Restated Receivables Purchase Agreement, dated as of March 26, 2015, among Dairy Group Receivables L.P. and Dairy Group Receivables II, L.P., as Sellers; the Servicers, Companies and Financial Institutions listed therein; and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International”, New York Branch, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2015	DEAN FOODS COMPANY

	By:	/s/ Chris Bellairs
Chris Bellairs Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 26, 2015 among Dean Foods Company; Bank of America, N.A., as Administrative Agent; JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as Syndication Agents; CoBank, ACB, Suntrust Robinson Humphrey, Inc., Coöperatieve Centrale Raiffeisen – Boerenleenbank, B.A. “Rabobank Nederland,” New York Branch, Credit Agricole Corporate & Investment Bank, and PNC Bank, National Association, as Co-Documentation Agents; and certain other lenders that are parties thereto.

10.2	Seventh Amended and Restated Receivables Purchase Agreement, dated as of March 26, 2015, among Dairy Group Receivables L.P. and Dairy Group Receivables II, L.P., as Sellers; the Servicers, Companies and Financial Institutions listed therein; and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International”, New York Branch, as Agent.